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                                                                    Exhibit 23.1







              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Quantum Corporation of our report dated April 28, 1997, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Palo Alto, California
July 25, 1997